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                                                                   Exhibit 3.4

                               ARTICLES OF MERGER
                                       OF
                         TRANSFORMATION PROCESSING INC.
                            (A Canadian Corporation)
                                       AND
                         TRANSFORMATION PROCESSING INC.
                             (A Nevada Corporation)

To the Secretary of State
State of Nevada

    Pursuant to the Provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named adopt the following Articles of Merger.

    1. Annexed hereto and made a part hereof is the Plan of Merger (the "Plan of Merger") for merging Transformation Processing Inc., a business corporation organized under the laws of the province of Ontario, Canada ("TPI Canada"), with and into Transformation Processing Inc., a business corporation organized under the laws of the State of Nevada ("TPI Nevada"). The Plan of Merger has been adopted by the Board of Directors of TPI Canada and by the Board of Directors of TPI Nevada.

    2. The merger of TPI Canada with and into TPI Nevada is permitted by the laws of the jurisdiction of organization of TPI Canada and has been authorized in compliance with said laws, under which TPI Canada is governed.

    3. The Plan of Merger was approved by the board of directors of TPI Canada, pursuant to the provisions of the laws of its jurisdiction.

    4. The Plan of Merger was approved by the Board of Directors of TPI Nevada pursuant to Section 180 of Chapter 92A, Nevada Revised Statutes.

    5. No amendments to the Articles of Incorporation are effected by the merger herein provided for.


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    Signed on February 5 , 1998.

                         TRANSFORMATION PROCESSING INC.
                         (a corporation of the province of Ontario, Canada)

                         By: /s/ Gary McCann
                           ------------------------------
                           Gary McCann, President

                         By: /s/ Vladimir Stepanoff
                           ------------------------------
                           Vladimir Stepanoff, Secretary

                           TRANSFORMATION PROCESSING INC.
                           (a Nevada corporation)

                         By: /s/ Paul Mighton
                           ------------------------------
                           Paul Mighton, President

                         By: /s/ Gary McCann
                           ------------------------------
                           Gary McCann, Secretary